AUL POOLED EQUITY FUND B
DECEMBER 31, 2003
SECTION 906 CERTIFICATIONS

I, R. Stephen Radcliffe, Chairman of the Board of Managers of AUL Pooled Equity Fund B (the "Registrant"), certify to the best of my knowledge:

(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


February 26, 2004



/s/R. Stephen Radcliffe
R. Stephen Radcliffe
Chairman of the Board of Managers

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I, Constance E. Lund, Sr. Vice President, Corporate Finance, of American United
Life Insurance Company, the Manager of American United Life Pooled Equity
Fund B (the "Registrant"), certify to the best of my knowledge:

(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


February 26, 2004



/s/Constance E. Lund
Constance E. Lund
Sr.Vice President, Corporate Finance
American United Life Insurance Company